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                                                                    Exhibit 99.2


                 MOTIENT CORPORATION 2004 RESTRICTED STOCK PLAN
                           RESTRICTED STOCK AGREEMENT

                                  GRANT NOTICE
                                  ------------


GRANTEE:                                    GRANT NO.:
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DATE OF GRANT:                              COVERED SHARES:
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GRANTEE'S SOCIAL SECURITY NUMBER:
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                                 AGREEMENT TERMS
                                 ---------------

1. GRANT OF RESTRICTED STOCK. Pursuant to the Plan and subject to the terms of this Agreement, the Company hereby grants to the Grantee Restricted Stock equal to the number of Covered Shares set forth in the above Grant Notice.

2. TERMS OF THE RESTRICTED STOCK.

     (a) VESTING SCHEDULE. Your right to the Covered Shares granted under this Restricted Stock Agreement vests as to the total number of Covered Shares on the six month anniversary of the Date of Grant, provided you then continue in Service. You cannot vest in more than the number of shares covered by this grant.

     (b) ACCELERATED VESTING UPON A CHANGE OF CONTROL. Upon a Change of Control, all of your Covered Shares which have not yet vested shall fully vest.

     (c) FORFEITURE. Covered Shares which have not yet otherwise vested pursuant to either Sections 2(a) or 2(b) shall be forfeited upon your termination of Service.

     (d) ESCROW.

           (i) The certificates for the Restricted Stock shall be deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this paragraph. The deposited certificates shall remain in escrow until such time or times as the certificates are to be released or otherwise surrendered for cancellation as discussed below. Upon delivery of the certificates to the Company, you shall be issued an instrument of deposit acknowledging the number of shares of Restricted Stock delivered in escrow to the Secretary of the Company.

           (ii) In the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding common stock as a class effected without receipt of consideration or in the event of a stock split, a stock dividend or a similar change in the Company's outstanding common stock, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Company's outstanding common stock shall be immediately delivered to the Secretary of the Company to be held in escrow hereunder, but only to the extent the Restricted Stock is at the time subject to the escrow requirements hereof.

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           (iii) As your interest in the Restricted Stock vests as described in
     Sections 2(a) or 2(b), the certificates for such vested shares shall be released from escrow and delivered to you, at your request, within 30 days of such vesting or immediately upon your termination of employment with the Company.

         (e) NO TRANSFERS DURING RESTRICTION PERIOD. During the entire period in which the Covered Shares have not otherwise vested pursuant to either Sections 2(a) or 2(b), (the "Restriction Period"), you may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Stock issued or transferred pursuant to this Agreement or suffer any involuntary assignment or transfer of such shares whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process.

         (f) EFFECT OF PROHIBITED TRANSFER. The Company shall not be required
(i) to transfer on its books any of the shares of Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as the owner of such shares of Stock or to pay dividends to any transferee to whom any such shares shall have been so sold or transferred.

         (g) CONSEQUENCES OF TERMINATION OF EMPLOYMENT OR SERVICE. If, during the Restriction Period, the Grantee's employment or Service with the Company is terminated, either by act of the Grantee or otherwise, the Grantee, by accepting this Agreement and the issuance or transfer of the shares of Stock under this Agreement, agrees to assign,transfer, and deliver the certificates evidencing ownership of the shares of Stock to the Company and further agrees that all interest of the Grantee in the shares of Stock of the Company shall terminate and that the Grantee shall cease to be a stockholder of the Company with respect to such shares; provided, that the Board may provide for a partial or complete exception to this requirement as it deems equitable. The Board's determination as to whether to apply the exception permitted under the preceding sentence shall be final, binding and conclusive. The Company shall incur no liability to the Grantee under this Agreement by terminating the Grantee's status as an employee, consultant, or non-employee director, whether by action with respect to the Grantee individually, either with or without cause, or by dissolution or liquidation of the Company or merger or consolidation of the Company with a corporation in which the Company is not the surviving company.

         If the Grantee attempts to breach the restriction on transfer during the Restriction Period contained in this Section 2, or suffers any attempted involuntary transfer of the shares of Stock issued or transferred pursuant to this Agreement, any such attempt shall be ineffective and the Grantee agrees, by accepting this Agreement and the shares of Stock issued or transferred under this Agreement, that the Company shall not be required to transfer the shares of Stock and may impound the certificates for the shares of Stock and hold such certificates until the expiration of the Restriction Period.

         (h) LAPSE OF RESTRICTIONS. If, on the expiration of the Restriction Period,the Grantee's employment or Service to the Company is continuing, all restrictions shall terminate, and the Grantee shall be entitled to receive new certificates not containing the legend described in Section 5; provided that if shares of Stock have been impounded under Section 2(g) above, (i) the Company shall have no obligation other than to deliver certificates not containing the legend prescribed in Section 5 registered in the name of the Grantee, and (ii) the Company shall be entitled to withhold delivery of any certificates for shares of Stock if, and for so long as, in the judgment of the Company's counsel, the Company would incur a risk of liability to any party to whom the Grantee purported to assign the shares of Stock or to whom shares of Stock were purported to be assigned by operation of law in violation of Section 2(g).

3. WITHHOLDING TAXES. You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting of Covered Shares. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of the Covered Shares, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.

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4. SECTION 83(b) ELECTION. Under Code Section 83, you will recognize ordinary income equal to the fair market value of the Shares received from the Restricted Stock on the date that the Covered Shares (or any portion thereof) vest. However, you may elect to be taxed at the time the Restricted Stock is granted, rather than when the Restricted Stock becomes vested and ceases to be Restricted Stock. To elect this early taxation, you would need to file an election under
Section 83(b) of the Code with the Internal Revenue Service within 30 days after the Date of Grant. In addition, you would have to make a payment to the Company to cover the withholding on the fair market value of the Restricted Stock on the Date of Grant. The form for making this election is attached as EXHIBIT A hereto.

     YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY SECTION 83(b) ELECTION. IF YOU DETERMINE THAT THE ELECTION IS ADVISABLE, YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b). THIS IS SO EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF.

5. LEGENDS. All certificates representing the Restricted Stock issued in connection with this grant shall, where applicable, have endorsed thereon the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST BY THE SECRETARY OF THE COMPANY TO THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

     In addition, certificates representing Restricted Stock that has not been registered under the Securities Act shall have endorsed thereon the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE COMPANY WILL NOT TRANSFER SUCH SHARES EXCEPT UPON RECEIPT OF EVIDENCE SATISFACTORY TO THE COMPANY THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE STATE SECURITIES LAWS."

6. RIGHTS AS STOCKHOLDER. The Grantee has the right to vote the Restricted Stock and to receive any dividends declared or paid on such stock. Any distributions Grantee receives as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions, restrictions, and escrow arrangements applicable thereto. The Company may, in its sole discretion, require any dividends paid on the Restricted Stock to be reinvested in shares of the Company's common stock, which the Company may in its sole discretion deem to be a part of the shares of Restricted Stock and subject to the same conditions, restrictions and escrow arrangements applicable thereto. Otherwise, all regular cash dividends paid on the Restricted Stock (or other securities at the time held in escrow) shall be paid directly to you and shall not be held in escrow. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued.

7. ADJUSTMENTS. In the event of a stock split, a reverse stock split, a stock dividend or a similar change in the Company's common stock, the number of shares of Restricted Stock shall be adjusted (and may be rounded down to the nearest whole number) pursuant to the Plan. Your Restricted Stock shall be subject to the terms of an agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

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8. REPURCHASE OF SHARES OF COMMON STOCK. If the Company is not a Public Company
at the time the Grantee desires to dispose of all or any portion of the shares of Restricted Stock acquired pursuant to this Agreement, the Grantee shall notify the Company of such desire and shall offer to sell such shares to the Company pursuant to Section 12 of the Plan.

9. EMPLOYMENT. Neither the granting of the Restricted Stock evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company or any of its Affiliates to employ the Grantee for any period. Whenever reference is made in this Agreement to the employment of the Grantee, it means employment by the Company or a Affiliate.

10. DATA PRIVACY. In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

      By accepting this grant, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

11. CONSENT TO ELECTRONIC DISTRIBUTION. The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant you agree that the Company may deliver the Plan prospectus and the Company's annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the legal department at 847-478-4200 to request paper copies of these documents.

12. DEFINITIONS. In this Agreement, terms with initial capitals shall have the meanings provided in the Plan, except as follows:

     (a) "Agreement" means this Restricted Stock Agreement.

     (b) "Change of Control" means the occurrence of any of the following events:

           (i) Any person or persons acting together, excluding employee benefit plans of the Company, are or become the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions thereto except that a person that has the right to acquire securities of the Company shall be deemed to be the "beneficial owner" of such securities whether or not such right is immediately exercisable), directly or indirectly, of securities of the Company representing greater than 50% of the combined voting power of the Company's then outstanding securities determined as if all rights of such person or persons to acquire such securities had been exercised immediately prior to such determination whether or not such rights are then immediately exercisable;

           (ii) The Company's stockholders approve (or, in the event no approval of the Company's stockholders is required, the Company consummates) a merger, consolidation, share exchange, division or other reorganization or transaction of the Company (a "Fundamental Transaction") with any other corporation, other than a Fundamental Transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power immediately after such Fundamental Transaction of
     (A) the Company's outstanding securities, (B) the surviving entity's outstanding securities, or (C) in the case of a division, the outstanding securities of each entity resulting from the division, in each case determined as if all rights to acquire such securities had been exercised immediately prior to such determination, whether or not such rights are then immediately exercisable;

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           (iii) The stockholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company and its Affiliates (taken as a whole); or

           (iv) During any period of 24 consecutive months (commencing on or after the date hereof), individuals who at the beginning of such period constituted the Board (including for this purpose any new director elected during such period whose election or nomination for election by the Company's stockholders was approved by a vote of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

     (c) "Covered Shares" means the Shares of Restricted Stock set forth as the "Covered Shares" in the Grant Notice section of this Agreement.

     (d) "Company" means Motient Corporation.

     (e) "Plan" means the Motient Corporation 2003 Restricted Stock Plan.

     (f) "Restricted Stock" means the restricted stock granted to the Grantee in Paragraph 1 of this Agreement, to the extent such stock is not yet vested.

     (g) "Restriction Period" has the meaning set forth in Section 2(e) hereof.

13. SUBJECT TO THE PLAN. The shares of Restricted Stock evidenced by this Agreement are subject to the terms and conditions of the Plan, which are incorporated herein by reference and made a part hereof. In addition, the Restricted Stock is subject to any rules and regulations promulgated by the Board consistent with the terms of the Plan.

                               [SIGNATURES FOLLOW]


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     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf effective as of the Date of Grant.

ATTEST:                                MOTIENT CORPORATION


_________________________              By:      ________________________________


Accepted and agreed to as of the Date of Grant.


_________________________
Grantee



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                                    EXHIBIT A

                         ELECTION UNDER SECTION 83(b) OF
                            THE INTERNAL REVENUE CODE


     The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

           1. The name, address and social security number of the undersigned:

           Name:
                ----------------------------------------------------------------
           Address:
                   -------------------------------------------------------------

           ---------------------------------------------------------------------

           Social Security No. :
                                ------------------------------------------------

           2. Description of property with respect to which the election is being made:

__________shares of common stock, par value $.01 per share, Motient Corporation, a Delaware corporation (the "Company").

           3. The date on which the property was transferred is ____________ __, 200__.

           4. The taxable year to which this election relates is calendar year 200__.

           5. Nature of restrictions to which the property is subject:

           The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

           6. The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $__________ per share, for a total of $__________.

           7. The amount paid by taxpayer for the property was $____________.

           8. A copy of this statement has been furnished to the Company.


Dated:  ______________


                                         ______________________________
                                         Taxpayer's Signature


                                         ______________________________
                                         Taxpayer's Printed Name


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                         PROCEDURES FOR MAKING ELECTION
                    UNDER INTERNAL REVENUE CODE SECTION 83(b)



                  The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:

                  1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Date of Grant for your Restricted Stock.

                  2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

                  3. YOU MUST FILE ANOTHER COPY OF THE ELECTION FORM WITH YOUR FEDERAL INCOME TAX RETURN (GENERALLY, FORM 1040) FOR THE TAXABLE YEAR IN WHICH THE STOCK IS TRANSFERRED TO YOU.